Exhibit 10.6(a)

June 1, 2013

Aspect Capital Ltd.

Nations House — 8th Floor

103 Wigmore Street

London W1U 1QS, U.K.

Attention: Mr. Anthony Todd, CEO

Re: Management Agreement Renewals

Dear Mr. Todd:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2014 and all other provisions of the Management Agreements will remain unchanged.

•	Global Diversified Futures Fund L.P.

•	Diversified 2000 Futures Fund L.P.

•	Tactical Diversified Futures Fund L.P.

•	CMF Aspect Master Fund L.P.

•	Institutional Futures Portfolio LP

•	Global Futures Fund Ltd.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Damian George at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1292.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Damian George
Damian George
Chief Financial Officer & Director

By:	/s/ Kenneth Hope
Print Name: Kenneth Hope

DG/sr